AMENDMENT NO. 6 AND WAIVER TO

                           LOAN AND SECURITY AGREEMENT

     AMENDMENT NO. 6 AND WAIVER, dated as of August 11, 2000, to the LOAN AND SECURITY AGREEMENT, dated as of September 30, 1998 (as amended by AMENDMENT NO. 1 dated as of September, 1999 and AMENDMENT NO. 2 AND WAIVER, dated as of September, 1999, AMENDMENT NO. 3, dated as of December 13, 1999, AMENDMENT NO. 4, dated as of January 12, 2000, and AMENDMENT NO. 5 dated as of March 24, 2000, as hereafter modified, amended and/or restated from time to time, the "Loan and Security Agreement"), among FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), DATA SYSTEMS NETWORK CORPORATION, a Michigan corporation ("Old Borrower"), and TEKINSIGHT SERVICES INC., a Delaware corporation ("New Borrower").


                                    Preamble

          Pursuant to the Loan and Security Agreement, Foothill established a revolving line of credit for the benefit of Old Borrower. Old Borrower has entered into an Agreement and Plan of Merger dated as of February 18, 2000, as amended by the First Amendment to the Agreement and Plan of Merger dated as of April 4, 2000 and the Second Amendment to the Agreement and Plan of Merger dated as of June 28, 2000 (as so amended, the "Merger Agreement"), by and among TekInsight.Com, a Delaware corporation ("Tek"), New Borrower and Old Borrower. Under the Merger Agreement, Old Borrower has agreed to merge with and into New Borrower, with New Borrower to continue as the surviving corporation. Old Borrower and New Borrower have requested that Foothill consent to, and waive any Event of Default that would otherwise arise under, the Loan and Security Agreement solely by virtue of the consummation of the Merger. Foothill is willing to consent to the Merger, subject to the terms and conditions set forth herein. Accordingly, Old Borrower, New Borrower and Foothill hereby agree as follows:

          1. Definitions. All terms used herein which are defined in the Loan and Security Agreement and not otherwise defined herein are used herein as defined therein.

          2. Changes to Definitions.

          (a) Section 1.1 of the Loan and Security Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

          "Amendment No. 6 and Waiver" means Amendment No. 6 and Waiver to Loan and Security Agreement dated as of August 11, 2000 among Foothill, Old Borrower and New Borrower.

          "Borrower" means, prior to the Merger, Old Borrower, and after the Merger, New Borrower.

          "Guaranty" means the Guaranty, in form and substance satisfactory to Foothill, pursuant to which the Parent guarantees the payment of the Obligations.

          "Loan Parties" means Borrower and Parent.

          "Merger" means the merger of Old Borrower with and into New Borrower, with New Borrower being the surviving entity.

          "New Borrower" means TekInsight Services Inc., a Delaware corporation and a wholly-owned Subsidiary of the Parent.

          "Old Borrower" means, prior to the Merger, Data Systems Network Corporation, a Michigan corporation.

          "Parent" means TekInsight.Com, Inc., a Delaware corporation and after the consummation of the Merger, the owner of all of the issued and outstanding shares of capital stock of New Borrower.

          (b) Section 1.1 of the Loan and Security Agreement is hereby amended by deleting the definition of "Loan Documents" and "Material Adverse Change" and by substituting therefor the following:

          "Loan Documents" means this Agreement, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Trademark Security Agreement, the Copyright Security Agreement, the Parent Guaranty, the Pledge Agreement, the Warrant, the Registration Rights Agreement, the Intercreditor Agreement, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

          "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of either Loan Party, (b) the material impairment of either Loan Party's ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral.

          3. Affirmative Covenant. Section 6 of the Loan and Security Agreement is hereby amended by adding a new Section 6.22, to read in its entirety as follows:

             6.22 Merger of Old Borrower into New Borrower. Furnish to Foothill, in each case in form and substance satisfactory to Foothill, the following:

             (a) not more than three Business Days after the Merger, (i) a change of name certificate, if any, filed with the Delaware Secretary of State, indicating that the name of the New Borrower has been changed to "Data Systems Network Corporation", (ii) a copy of the resolutions adopted by the Board of Directors of New Borrower, certified by an authorized officer thereof, authorizing the execution, delivery and performance by New Borrower of Amendment No. 6 and Waiver, and the execution and delivery of the other documents to be delivered by it in connection herewith, (iii) a certificate of an authorized officer of New Borrower, certifying the names and true signatures of the officers of New Borrower authorized to sign Amendment No. 6 and Waiver, and the other documents which New Borrower is executing and delivering in connection therewith, together with evidence of the incumbency of such authorized officer, (iv) a certificate, dated as of a date not more than ten (10) Business Days prior to the Effective Date (as defined in Amendment No. 6 and Waiver), of the appropriate official of the state of incorporation of New Borrower, certifying as to the subsistence in good standing of, and the payment of taxes by, New Borrower in such state and listing all charter documents of New Borrower on file with such official, (v) a copy of the charter of New Borrower, certified as of a date not more than 10 Business Days prior to the Effective Date by the appropriate official of the state of incorporation of New Borrower and as of the Effective Date by an authorized officer of New Borrower, and (vi) a copy of the by-laws of New Borrower, certified as of the Effective Date by an authorized officer of New Borrower;

             (b) not more than 30 days after the Merger, (i) a copy of the resolutions adopted by the Board of Directors of Parent, certified by an authorized officer thereof, authorizing the execution, delivery and performance by Parent of the Parent Guaranty and the other Loan Documents to which it is a party, (ii) a certificate of an authorized officer of Parent, certifying the names and true signatures of the officers of Parent authorized to sign the Parent Guaranty and the other Loan Documents to which it is a party, together with evidence of the incumbency of such authorized officer, (iii) a certificate, dated as of a date not more than 10 Business Days prior to the Effective Date, of the appropriate official of the state of incorporation of Parent, certifying as to the subsistence in good standing of, and the payment of taxes by, Parent in such state and listing all charter documents of Parent on file with such official, (iv) a copy of the charter of Parent, certified as of a date not more than 10 Business Days prior to the Effective Date by the appropriate official of the state of incorporation of Parent, and (v) a copy of the by-laws of Parent, certified as of the Effective Date by an authorized officer of Parent;

             (c) not more than 30 days after the Merger, a warrant, duly executed and delivered by Parent, in substitution for the existing Warrant issued by Old Borrower substantially identical to the Warrant and providing for the issuance to the holder thereof of Series A Preferred Stock of the Parent, together with a Registration Rights Agreement by Parent;

             (d) not more than 30 days after the Merger, an opinion of legal counsel to New Borrower and Parent, reasonably satisfactory to Foothill and its counsel as to such matters as Foothill may reasonably request and addressing such matters as are customary in loan transactions of this type; and

             (e) not more than 45 days after the Merger, such other agreements, certificates and other documents as Foothill may reasonably require to effect the purposes of Amendment No. 6 and Waiver.

          4. Events of Default. Sections 8.1 through 8.15 of the Loan and Security Agreement are hereby amended by deleting them in their entirety and by substituting therefor the following:

          "8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

          8.2 If any Loan Party fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Loan Party and Foothill;

          8.3 If there is a Material Adverse Change;

          8.4 If any material portion of any Loan Party's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

          8.5 If an Insolvency Proceeding is commenced by any Loan Party;

          8.6 If an Insolvency Proceeding is commenced against any Loan Party and any of the following events occur: (a) such Loan Party consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Loan Party; or (e) an order for relief shall have been issued or entered therein;

          8.7 If any Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of any Loan Party's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of a Loan Party's properties or assets and the same is not paid on the payment date thereof or is not actively contested in good faith by such Loan Party and as to which such Loan Party has taken adequate reserves under generally accepted accounting principles;

          8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Loan Party's properties or assets;

          8.10 If there is a default in any agreement relating to Indebtedness owing by Borrower to IBM Credit Corporation or in any other material agreement to which any Loan Party is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of any Loan Party's obligations thereunder;

          8.11 If any Loan Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

          8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by any Loan Party or any officer, employee, agent, or director of any Loan Party, or if any such warranty or representation is withdrawn; or

          8.13 If the obligation of the Parent under the Parent Guaranty, any other guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the Parent, the guarantor or other third Person thereunder, or the Parent, any such guarantor or other third Person becomes the subject of an Insolvency Proceeding.

          8.14 This Agreement or any security document after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in any Collateral covered hereby or thereby; or

          8.15 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority or other regulatory body having jurisdiction over such Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that such Loan Party has any liability or obligation purported to be created under any Loan Document."

          5. Assumption. Effective as of the Effective Date, New Borrower hereby expressly assumes, as its direct and primary obligation, the payment of all obligations and liabilities of Old Borrower under the Loan Documents (including, without limitation, the payment of all fees provided for in the Loan Documents) and hereby expressly agrees to make all payments required under the Loan Documents as they become due or are declared due. New Borrower also assumes the punctual performance and observance of each of the covenants, terms and conditions under the Loan Documents. Without limiting the generality of the foregoing, New Borrower hereby expressly agrees to be bound in all respects by the terms of the Loan Documents as if New Borrower were a signatory party thereto. By virtue of the foregoing, New Borrower hereby accepts and assumes any liability of Old Borrower related to any representation or warranty made by Old Borrower in any Loan Document. Except as otherwise expressly provided herein, New Borrower affirms on the date hereof, for the benefit of Foothill, that each of such representations and warranties in the Loan Documents are true and correct as applicable to New Borrower, and hereby expressly affirms on the date hereof, for the benefit of Foothill, each of such representations and warranties.

          6.    Waiver.

          (a) Pursuant to the request of Borrower and in accordance with Section
16.6 of the Loan Agreement, Foothill hereby consents to, and waives any Event of Default that would otherwise arise under Section 8.2 of the Loan and Security Agreement by reason of, the following:

                (i) any noncompliance with Section 7.3 of the Loan and Security Agreement by reason of the execution, delivery and performance of the Merger Agreement and the consummation of the Merger;

                (ii) any noncompliance with Section 7.20(a) of the Loan and Security Agreement (EBITDA), but solely for the four fiscal quarter period ending as at June 30, 2000; and

                (iii) any noncompliance with Section 7.20(b) of the Loan and Security Agreement (Tangible Net Worth), but solely for the period ending as at June 30, 2000.

          (b) This waiver and consent shall be effective only in the specific instances and for the specific purposes set forth herein and does not allow any other or further departure from the terms and conditions of the Loan and Security Agreement and other Loan Documents, which terms shall continue in full force and effect. Without limiting the generality of the foregoing, it is understood and agreed that (i) nothing in this Amendment No. 6 and Waiver shall be deemed a waiver of any other Event of Default or Default, whether known or unknown by Foothill and whether now existing or hereafter arising and (ii) nothing in this Amendment No. 6 and Waiver shall be deemed to prevent Foothill from declaring an Event of Default or Default (except with respect to the matters waived pursuant to Paragraph 6 above) during the 120-day period immediately following the Effective Date, notwithstanding that the parties may be negotiating a replacement loan and security agreement at that time.

          7. Replacement Loan and Security Agreement. The parties hereto agree to negotiate during the 120-day period following the Effective Date with a view to entering into either (i) a loan and security agreement and related agreements that would supercede the Loan and Security Agreement and Loan Documents or (ii) amendments to the Loan and Security Agreement and Loan Documents on terms and conditions to be determined. If no such agreements are executed and delivered on or before the date which is 120 days after the Effective Date, all Notes shall automatically mature, and all principal, interest, reimbursement obligations and fees then accrued and outstanding under any Loan Document shall be immediately due and payable together with a fee in the amount of two percent (2%) of the Maximum Revolving Amount then in effect. Notwithstanding the provisions of
Section 3.6 of the Loan and Security Agreement, the Early Termination Premium payable at any time during the 120-day period following the Effective Date shall be two percent (2%) of the Maximum Revolving Amount then in effect.

          8. Conditions and Covenants.

          (a) This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Effective Date"):

                (i) The representations and warranties contained in this Amendment and in Section 5 of the Loan and Security Agreement and each other Loan Document shall be correct on and as of the Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); no Default or Event of Default shall have occurred and be continuing on the Effective Date or result from this Amendment becoming effective in accordance with its terms.

                (ii) Foothill shall have received two (2) counterparts of this Amendment, duly executed by Old Borrower and New Borrower.

                (iii) Foothill shall have received the Parent Guaranty, duly executed by the Parent.

                (iv) All legal matters incident to this Amendment shall be satisfactory to Foothill and its counsel.

          (b) Borrower covenants to provide the following to Foothill:

                (i) Within two business days after the Effective Date, the merger of Old Borrower with and into New Borrower shall have become effective in accordance with the Certificate of Merger dated August 14, 2000, between the Old Borrower and the New Borrower and the General Corporation Law of the State of Delaware.

                (ii) On the first Business Day after the Effective Date, Foothill shall have received a nonrefundable fee of $25,000 in consideration of the execution and delivery by Foothill of this Amendment No. 6 and Waiver.

                (iii) Within five business days after the Effective Date, copies of the Merger Agreement, the Certificate of Merger and all related agreements and documents, duly certified by an authorized officer of the New Borrower.

                (iv) Within thirty days after the Effective Date, Foothill shall have conducted a search of Uniform Commercial Code and other filings against New Borrower and New Borrower shall have caused such amendments and terminations of existing filings to be executed and recorded as maybe deemed necessary or desirable by Foothill and its counsel to protect the security interest granted by the Loan and Security Agreement.

          9. Representations and Warranties. New Borrower hereby represents and warrants to Foothill as follows:

          (a) New Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power, authority and legal right to execute, deliver and perform this Amendment, and to perform the Loan and Security Agreement, as amended hereby.

          (b) The execution, delivery and performance of this Amendment by New Borrower, and the performance by New Borrower of the Loan and Security Agreement, as amended hereby (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws or any applicable law, and (iii) except as provided in the Loan Documents, do not and will not result in the creation of any Lien upon or with respect to any of its respective properties.

          (c) This Amendment and the Loan and Security Agreement, as amended hereby, constitute the legal, valid and binding obligations of New Borrower, enforceable against New Borrower in accordance with its terms.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other Person is required in connection with the due execution, delivery and performance by New Borrower of this Amendment and the performance by New Borrower of the Loan and Security Agreement as amended hereby.

          (e) The representations and warranties contained in Section 5 of the Loan and Security Agreement and each other Loan Document are correct on and as of the Effective Date as though made on and as of the Effective Date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date) and no Default or Event of Default has occurred and is continuing on and as of the Effective Date or will result from this Amendment becoming effective in accordance with its terms.

          10. Continued Effectiveness of the Loan and Security Agreement and Loan Documents. Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date of this Amendment all references in any such Loan Document to "the Loan and Security Agreement", the "Agreement", "thereto",

"thereof", "thereunder" or words of like import referring to the Loan and Security Agreement shall mean the Loan and Security Agreement as amended by this Amendment, (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to Foothill, or to grant a security interest in or Lien on, any collateral as security for the obligations of Borrower from time to time existing in respect of the Loan and Security Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects, and
(iii) confirms that Foothill is authorized, at its option, without prior notice to Borrower, to charge any fees payable by Borrower pursuant to Section 6(d) of this Amendment to Borrower's Loan Account.

          11. Miscellaneous.

          (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.

          (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          (d) Borrower will pay on demand all reasonable fees, costs and expenses of Foothill in connection with the preparation, execution and delivery of this Amendment including, without limitation, reasonable fees disbursements and other charges of Schulte Roth & Zabel LLP, counsel to Foothill.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 and Waiver to be executed and delivered as of the date set forth on the first page hereof.

                             DATA SYSTEMS NETWORK CORPORATION,
                             a Michigan corporation

                             By: /s/ Michael Jansen

                                Name:  Michael Jansen
                                Title: Chief Financial Officer

                             TEKINSIGHT SERVICES INC.,
                             a Delaware corporation

                             By: /s/ Katrina Kostes

                                Name:  Katrina Kostes
                                Title:  Executive Vice President and Chief
                                        Operating Officer

                             FOOTHILL CAPITAL CORPORATION,
                             a California corporation

                             By:  /s/  Michael P. McGinn

                                Name:  Michael P. McGinn
                                Title:  Vice President